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Exhibit 99.2

ENROLLMENT AUTHORIZATION FORM

Please enroll my account as follows: Place an "X" in ONE box only, using a dark ink pen or a #2 pencil ([x])
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐	FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account.
☐	PARTIAL DIVIDEND REINVESTMENT
	Send any dividends in cash on	* whole shares and reinvest any remaining dividends.

☐	ALL CASH (NO DIVIDEND REINVESTMENT)
All dividends will be paid in cash.
*Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.
AUTOMATIC DEDUCTIONS
To authorize deductions, complete both sides of the next form below.
Signature(s) of Registered Owner(s):
	Date	By signing this form, I acknowledge that I have received and read the plan document and agree to abide by the terms and conditions of the plan.

All joint owners must sign	Date	(Please detach, but do not fold or staple)

3. ACCOUNT TYPE CHECKING ☐ SAVINGS ☐
1. Bank Routing Number	2. Bank Account Number	4. $ .00 Withdrawal Amount WITHDRAWAL AMOUNT MUST BE WHOLE DOLLARS ONLY, DO NOT INDICATE CENTS
5. CYCLE 1ST 2ND ☐ ☐	AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS	SEE REVERSE SIDE FOR IMPORTANT INFORMATION I (we) agree to the terms of the Automatic Deduction Authorization on the reverse side. 6.
SIGNATURE(S) DATE

(Please detach, but do not fold or staple)

VOLUNTARY CASH PAYMENT FORM

Computershare formerly EquiServe	To purchase additional shares, please make your check payable in U.S. Dollars to Computershare.
Please include your account number and the name of the security in the Memo portion on your check.
CASH, TRAVELER'S CHECKS, MONEY ORDERS OR THIRD PARTY CHECKS WILL NOT BE ACCEPTED.
Amount enclosed $

MAIL YOUR CHECK TOGETHER WITH THIS FORM IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.
( ) Daytime telephone number

        Participation in the plan is subject to the terms as outlined in the plan document.

        For information, you may access Computershare's website at www.computershare.com/equiserve, call Computershare at the number listed in the enclosed plan document or write to Computershare at P.O. Box 43081, Providence, RI 02940-3081.

        Voluntary cash payments should be mailed to Computershare Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
INSTRUCTIONS—PLEASE COMPLETE ALL 7 STEPS

        Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. Deductions can only be made from accounts at U.S. banks and financial institutions. There are 7 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1.
—Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2.
—Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Please note, there may be more spaces than you need, so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3.
—Account Type: Are we debiting your checking or savings account? Check one. If deductions are to be made from a money market account, please contact your bank/financial institution to confirm if your account is a checking or a savings account.

4.
—Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Refer to the enclosed plan document for the minimum amount.)

5.
—Cycle: Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions only once a month, please shade in the grid under "1st cycle." If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6.
—Signature(s): Also, be sure to read the Automated Deduction Authorization (below, at left) that authorizes us to perform this service for you.

7.
—Bank/Financial Institution Information: Now, fill in the bank name and address (below, at right) and you're all done.

Automated Deduction Authorization	7. Bank/Financial Institution Information
I (we) understand that in furnishing the information requested above and by signing this form I (we) authorize Computershare to withdraw the specified amount by electronic funds transfer from the financial institution and account indicated. These funds will be used to purchase shares as described in the enclosed plan document. This authorization form will remain in effect until I (we) submit written revocation or terminate participation in the plan, and Computershare has sufficient time to act on that revocation or termination.	NAME: ADDRESS: CITY: STATE ZIP CODE

VOLUNTARY CASH PAYMENT INFORMATION

        Voluntary cash payments should be mailed to Computershare Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

        For information, you may access Computershare's website at www.Computershare.com, call Computershare at the number listed in the enclosed plan document or write to Computershare at P.O. Box 43081, Providence, RI 02940-3081

        INFORMATION AVAILABLE ONLINE AT www.computershare.com

        With the right information at hand, plus the tools to put the information to work now, you'll be more in touch with your investments than ever. At www.computershare.com you'll find everything you need to:

  •
  Look up recent stock prices

  •
  Get answers to frequently asked questions

  •
  Review investment plan information

  •
  Download and print forms

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ENROLLMENT AUTHORIZATION FORM
VOLUNTARY CASH PAYMENT FORM
AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS INSTRUCTIONS—PLEASE COMPLETE ALL 7 STEPS
VOLUNTARY CASH PAYMENT INFORMATION